Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SMART Global Holdings, Inc. (the “Company”) on Form 10-K for the year ended August 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Pacheco, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 6, 2019	By:	/s/ JACK PACHECO
Name: Jack Pacheco
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)